Exhibit 3.224

[Seal of the State of Nevada]	DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.blz

Articles Of Organization Limited-Liability Company (PURSUANT TO NRS 86)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited- Liability Company:	H-BAY, LLC
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc. Name 502 East John Street Physical Street Address Additional Mailing Address	Carson City City City	NEVADA 89706 Zip Code State Zip Code
3. Dissolution Date: (OPTIONAL-see instructions)	Latest date upon which the company is to dissolve (if existence is not perpetual):
4. Management (check one)	Company shall be managed by Manager(s) OR ☑ Members
5. Names Addresses of Manager(s) or Members: (attach additional pages as necessary)	Harrah’s Operating Company, Inc. Name One Harrah’s Court Address Name Address Name Address	Las Vegas City City City	NV 89119 State Zip Code State Zip Code State Zip Code
6. Names, Addresses and Signatures of Organizer(s): (if more than one organizer attach additional page)	Dennis Gallagher Name One Harrah’s Court Address	/s/ Dennis Gallagher Signature
		Las Vegas City	NV 89119 State Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named limited-liability company. CSC Services of Nevada, Inc.
By:
Authorized Signature of R.A. or On Behalf of R.A. Company Date

This form must be accompanied by appropriate fees. See attached fee schedule.